Westway Group, Inc. Announces Phase Two of Port Allen Expansion

10-September-2009

NEW ORLEANS, Sept. 10 /PRNewswire-FirstCall/ -- Westway Terminal Company LLC, a wholly-owned subsidiary of Westway Group, Inc. (OTC Bulletin Board: WTWG), broke ground on September 8, 2009 for Phase Two of its previously announced expansion program begun at its Port Allen, Louisiana facility.

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Westway Terminal Company LLC has secured an additional long-term contract for storage at the Port Allen facility, which allows the company to now launch Phase Two of its overall plan to expand service to the Gulf South market. Phase Two will provide an additional 1.47 million gallons of capacity along with additional dock line and infrastructure, including truck loading and rail. When added to the company's previous announcement of a $3.8 million expansion project at this site on August 28, 2009, Westway's total investment of approximately $6 million on both announced phases will increase the capacity of the Port Allen facility by 34%.

Scott MacKenzie, President of Westway Terminal Company LLC stated, "our Port Allen facility has ample room for additional growth in the near future, and we have already commenced planning for a Phase Three of this facility."

Wayne Driggers, Chief Operating Officer of Westway Group, Inc. added that "this is yet another step in the overall expansion and strengthening of Westway's global network to support the growth of our customer base by providing solutions to their bulk storage requirements."

About Westway Group, Inc.

Westway Group, Inc. ("Westway") is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 53 operating facilities, 23 of which provide approximately 300 million gallons of total bulk liquid storage capacity and 30 facilities producing 1.7 million tons of liquid feed supplements annually. The bulk liquid storage business is a global business with infrastructure that includes a network of 23 terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, Western Europe and Asia. The liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries. By using formulation processes tailored speci! fically to the needs of its customers, Westway blends liquid agriculture by-products and essential nutrients to form feed rations that help to maximize the genetic potential of livestock.

As a result of the relationship between them, the bulk liquid storage and liquid feed supplements businesses benefit from synergies including co-location of facilities, enhanced raw material supply logistics for liquid feed supplements and increased operational efficiency resulting from cross-business knowledge exchange.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

For example, our statements about our expansion plans, their cost, and their effect on our terminal capabilities, and storage capacity are forward-looking statements. Important factors that may cause our actual results to differ include unanticipated delays in construction and increased costs due to weather, disputes with contractors, or opposition by environmental groups.

SOURCE Westway Group, Inc.

Media Contact: Thomas A. Masilla, Jr., Chief Financial Officer of Westway Group, Inc., +1-504-525-9741